UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	September 5, 2017

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 5, 2017, Teleflex Incorporated (the “Company”) issued a press release announcing that it had entered into a definitive agreement with NeoTract, Inc. (“NeoTract”), under which the Company will acquire NeoTract (the “Acquisition”).  A copy of the press release is furnished as Exhibit 99.1 hereto.
In connection with a conference call to be held by the Company on September 5, 2017 to discuss the Acquisition, representatives of the Company will present the slide presentation furnished as Exhibit 99.2 hereto.  These slides are available on the Company’s investor relations website at www.teleflex.com/usa/investor/.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release, dated September 5, 2017
99.2    Conference Call Slide Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017	TELEFLEX INCORPORATED By: /s/ Jake Elguicze Name: Jake Elguicze Title: Vice President, Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 5, 2017
99.2	Conference Call Slide Presentation